SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:

|_|   Preliminary Proxy Statement          |_|  Confidential, For Use of the
                                                Commission
                                                Only (as permitted by Rule
                                                14a-6(e)(2))
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|X|   Soliciting Material Under Rule 14a-12

                   Wilder Richman Historic Properties II, L.P.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   Check box if any part of the fee is  offset as  provided  by  Exchange  Act
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

      On April 22, 2003, Wilder Richman Historic Properties II, L.P. mailed the attached letter to its limited partners:


                   Wilder Richman Historic Properties II, L.P.

                              599 W. Putnam Avenue
                          Greenwich, Connecticut 06830
                                 (203) 869-0900

                                                             April 22, 2003


To the Limited Partners of
  Wilder Richman Historic Properties II, L.P.

      You may have received an offer from Peachtree Partners (Ira Gaines/Barry Zemel) to purchase your units of limited partnership interest in Wilder Richman Historic Properties II, L.P. at a price of $3,000 per unit. You may wish to wait before responding.

      You should be aware that your general partner intends shortly to file with the Securities and Exchange Commission preliminary proxy materials seeking authorization of the limited partners to pursue a sale of the Dixon Mill property in which the partnership is invested. As disclosed in the partnership's most recent filing with the SEC on Form 10-Q, the proxy materials will include an estimate of the net sales proceeds that would be available to unit holders if a sale were to occur at or near the prices recently offered for the property, and an estimate of the tax impact of such a sale. Also as disclosed, the partnership anticipates making a cash distribution in 2003 of approximately $1,325 per unit.

      Your general partner strongly suggests that you review the partnership's preliminary proxy materials, when they become available, before making your decision on the Peachtree offer. These materials will be available, when filed, on the website of the SEC at www.sec.gov. They may also be obtained from the partnership by writing or calling Gina K. Dodge, Director of Investor Services, at the address above or at (203) 869-0900, ext. 310.

                                    Sincerely,

                                    Wilder Richman Historic Corporation,
                                    General Partner

                                    Richard Paul Richman
                                    President and Director


      Wilder Richman Historic Corporation is the general partner of the partnership and may be deemed to be a participant in the partnership's proxy solicitation but does not individually own any units of limited partnership interest.